EXHIBIT 99
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                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                               RULE 13d-1(k) UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934


         The undersigned agree that this Amendment No. 2 to the Statement of
Schedule 13G to which this Agreement is attached is filed on behalf of each of them.


April 6, 2005                                        /s/ John R. Male
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Date                                                 John R. Male




April 6, 2005                                        /s/ Gail Male
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Date                                                 Gail Male